                                                                    EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in this Amendment #1 to Registration Statement No. 333-124848 of our report dated March 31, 2005, relating to the consolidated financial statements of InteliData Technologies Corporation and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph raising substantial doubt about the Company's ability to continue as a going concern and includes an explanatory paragraph regarding the restatement of the 2003 and 2002 consolidated financial statements) and of our report on internal control over financial reporting dated May 2, 2005 (which report expresses an adverse opinion on the effectiveness of internal control over financial reporting due to the existence of material weaknesses) appearing in the Annual Report on Form 10-K as amended of InteliData Technologies Corporation for the year ended December 31, 2004 and to the reference to us under the heading "Experts" in the proxy statement/prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP

McLean, Virginia
June 16, 2005